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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of the earliest event reported): February 22, 2005

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                               The Boeing Company
             (Exact name of registrant as specified in its charter)

              Delaware                       1-442                91-0425694
  (State or other jurisdiction of         (Commission          (I.R.S Employer
  incorporation or organization)          File Number)       Identification No.)

   100 N. Riverside, Chicago, IL                               60606-1596
       (Address of principal                                   (Zip Code)
        executive offices)

                                 (312) 544-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On February 22, 2005, The Boeing Company ("Boeing") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Mid-Western Aircraft Systems, Inc. ("Mid-Western"), an indirect majority-owned subsidiary of Onex Partners LP. Under the Purchase Agreement Boeing has agreed to sell, and Mid-Western has agreed to buy, substantially all of the assets related to the airplane components business of Boeing's Commercial Airplanes operating segment, which designs, manufactures and supports structural components (including spare parts) for commercial airplanes and manufactures components for certain military platforms at facilities in Wichita, Kansas and Tulsa and McAlester, Oklahoma (collectively, the "Business"). Transaction consideration to Boeing includes approximately $900 million cash, the transfer of certain liabilities and entry into long-term supply agreements that Boeing expects to provide ongoing cost savings. Boeing will retain certain liabilities associated with the Business.

      Mid-Western's obligation to complete the purchase under the Purchase Agreement is subject to several conditions, including without limitation the following requirements:

      o all required governmental and third party consents to transfer have been obtained, including applicable antitrust approvals;

      o Mid-Western receives the proceeds of its debt financing in substantially the amount and form described in its financing commitments; and

      o the successful negotiation of collective bargaining agreements by Mid-Western.

      The cash purchase price for the Business will be approximately $900 million and is subject to certain post-closing adjustments, including, without limitation, changes in the working capital of the Business and certain investments made by Boeing. Boeing expects to recognize a non-cash loss on the transaction attributable to the transfer of pension-related assets and liabilities. Recognizing these non-cash charges at closing will reduce future pension expenses.

      The Purchase Agreement contemplates that Boeing and Mid-Western will enter into a number of long-term supply agreements and license agreements at or prior to the closing of the purchase (including with respect to Boeing's 787 aircraft program), pursuant to which Mid-Western will provide certain parts and services on an exclusive basis to Boeing, as well as a transition services agreement. The Purchase Agreement also includes a covenant by Boeing during the term of those supply agreements not to compete with Mid-Western in the manufacture of certain products subject to those supply agreements. The Purchase Agreement also contemplates that Boeing will provide Mid-Western with a $150 million subordinated, secured non-revolving line of credit which shall contain customary terms and covenants for a credit line of this type.

      Certain statements in this Report contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995), which involve risk and uncertainty. These include statements reflecting Boeing's expectations that the sale to Mid-Western of the assets of the Business as provided for in the Purchase Agreement will be completed, that it will recognize a non-cash loss on the transaction and that the long-term supply agreements will provide Boeing with cost savings. These forward-looking statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from those we express or forecast in these forward-looking statements. Boeing undertakes no obligation to update the forward-looking statements in this Report and does not intend to do so.

Item 9.01 Financial Statements and Exhibits

        (c) Exhibits

        Exhibit Number                 Description
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              99.1                     Press Release issued February 22, 2005


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24,2005                THE BOEING COMPANY


                                      By /s/ James C. Johnson
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                                         James C. Johnson
                                         Vice President, Corporate Secretary and
                                         Assistant General Counsel


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